Exhibit 10.5
APTIV PLC
LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD – TIME-BASED RSUS
Subject to the terms and conditions of (1) the Aptiv PLC 2024 Long-Term Incentive Plan (the “Plan”), (2) this Notice of Award - Time-Based RSUs (the “Award Notice”), and (3) the Time-Based RSU Award Agreement attached hereto (the “Agreement”), the Company has granted to you (the “Participant”) an award of time-based RSUs (“Time-Based RSUs”) as reflected below (the “Award”). Each Time-Based RSU represents the opportunity to receive one (1) ordinary share of the Company (a “Share”) upon satisfaction of the terms and conditions as set forth in this Award Notice, and the Agreement, subject to the terms of the Plan. Capitalized terms used herein but not defined in this Award Notice or the Agreement shall have the meaning specified in the Plan. In the event of a conflict among the provisions of the Award Notice, the Agreement, and the Plan, the provisions of the Plan will prevail.

Participant	#ParticipantName#
Grant Date	#GrantDate#
Number of Time-Based RSUs	#QuantityGranted#

Vesting Schedule
Vesting Date	Percentage of RSUs Vesting
[•]	33 1/3%
[•]	33 1/3%
[•]	33 1/3%
One-third of the Time-Based RSUs will vest on each of the dates listed in the vesting schedule above (each a “Time-Based Vesting Date”), except as otherwise provided in the Agreement.

APTIV PLC
LONG-TERM INCENTIVE PLAN
TIME-BASED RSU AWARD AGREEMENT
The Time-Based RSUs with respect to Shares of Aptiv PLC (the “Company”) granted to the Participant on the Grant Date are subject to (1) the Notice of Award - Time-Based RSUs attached hereto (the “Award Notice”), and (2) this Time-Based RSU Award Agreement (the “Agreement”) along with all of the terms and conditions of Aptiv PLC 2024 Long-Term Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms used herein but not defined in the Award Notice or this Agreement shall have the meaning specified in the Plan. In the event of a conflict among the provisions of the Award Notice, this Agreement, or the Plan, the provisions of the Plan will prevail. For purposes of this Agreement, “Employer” means the Company or any Affiliate that employs the Participant on the applicable date.
Section 1.Grant of Award. The Company has granted this Award to the Participant on the Grant Date and subject to the vesting provisions and other terms and conditions as set forth in the Award Notice and in this Agreement.
Section 2.Vesting. Subject to Sections 3 and 4 of this Agreement, one-third of the Time-Based RSUs shall vest on each of the Time-Based Vesting Dates.
Section 3.Termination of Service.
(a)Termination Without Cause; Resignation for Good Reason. If the Participant experiences a Termination of Service after the first anniversary of the Grant Date and prior to the final Time-Based Vesting Date due to termination by the Employer without Cause or resignation for Good Reason, the Participant shall become vested in the number of Time-Based RSUs equal to (A) the number of unvested Time-Based RSUs as of such termination, multiplied by (B) a fraction, the numerator of which shall be the number of full months between the Time-Based Vesting Date that immediately precedes such termination and the termination date and the denominator of which shall be the number of full months between the Time-Based Vesting Date that immediately precedes such termination and the final Time-Based Vesting Date. Any Time-Based RSUs that vest pursuant to this Section 3(a) shall be settled in the form of Shares delivered to the Participant no later than March 15 of the calendar year following the calendar year in which such vesting occurs.
(b)Death; Disability. If the Participant experiences a Termination of Service prior to the final Time-Based Vesting Date due to death or Disability, the Participant shall become vested in the number of Time-Based RSUs equal to the number of unvested Time-Based RSUs as of such termination. Any Time-Based RSUs that vest pursuant to this Section 3(b) shall be settled in the form of Shares delivered to the Participant no later than March 15 of the calendar year following the calendar year in which such vesting occurs.
(c)Any Other Termination of Service. In the event of the Participant’s Termination of Service in any circumstances other than those described in Section 3(a) or 3(b) above or Section 4(c) below, the Participant immediately shall forfeit the unvested portion of Time-Based RSUs without any payment to the Participant.

Section 4.Change in Control.
(a)Conditional Vesting. Upon a Change in Control prior to the final Time-Based Vesting Date, except to the extent that this Award (for purposes of this Section 4, the “Replaced Award”) is continued, assumed or replaced in the form of an award meeting the requirements of Section 4(b) (a “Replacement Award”), any unvested Time-Based RSUs shall vest in full and be delivered to the Participant on the effective date of such Change in Control.
(b)Replacement Awards. An Award shall meet the conditions of this Section 4(b) (and thereby qualify as a Replacement Award) if the following conditions are met:
(i)The Award has a value at least equal to the value of the Replaced Award;
(ii)The Award relates to publicly-traded equity securities of the Company or its successor following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and
(iii)The other terms and conditions of the Award are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 4(c)).
Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of a Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 4(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)Qualifying Termination following a Change in Control. Notwithstanding anything in Section 3 to the contrary, if the Participant experiences a Termination of Service due to death, Disability, termination by the Employer without Cause, or resignation for Good Reason (each such circumstance being a “Qualifying Termination”) (for purposes of which the Company will include a successor of the Company following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control), in connection with or during a period of two (2) years after the Change in Control, any Replacement Award that continues, assumes or replaces this Award, to the extent not vested as of such Termination of Service, shall vest in full and all previously undelivered Shares shall be delivered to the Participant (or the Participant’s beneficiary) as soon as practicable and within thirty (30) days following the date of such Qualifying Termination.
Section 5.Settlement of Time-Based RSUs.
(a)Delivery of Shares. Except as otherwise provided in Section 3 or Section 4 of this Agreement, any vested Time-Based RSUs shall be settled in the form of Shares delivered to the Participant as soon as practicable following the Time-Based Vesting Date on which such Time-Based RSUs vest, but in no event later than 30 days following such Time-Based Vesting Date. In all events, Time-Based RSUs will be settled within the “short-term deferral” period for purposes of Section 409A of the Code.

(b)Alternative Form of Settlement. Pursuant to Section 7(e) of the Plan and notwithstanding any provision in this Agreement to the contrary, the Company may, in its sole discretion, settle any Time-Based RSUs in the form of (i) a cash payment to the extent settlement in Shares (1) is prohibited under local law, (2) would require the Participant, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (or country of employment, if different), (3) would result in adverse tax consequences for the Participant, the Company or the Employer, or (4) is administratively burdensome; or (ii) Shares, but require the Participant to sell such Shares immediately or within a specified period following the Participant’s Termination of Service (in which case, the Participant hereby expressly authorizes the Company to issue sales instructions on the Participant’s behalf to any third party broker/administrator).
Section 6.Dividend Equivalents. If a dividend is paid on Shares underlying Time-Based RSUs with respect to the period commencing on the Grant Date and ending on the date on which the Shares in settlement of the Time-Based RSUs are delivered to the Participant, the Participant shall be eligible to receive an amount equal to the amount of the dividend that the Participant would have received had the Shares attributable to Time-Based RSUs been delivered to the Participant as of the time at which such dividend is paid, which amount shall be calculated and deemed reinvested in additional Time-Based RSUs as of the time at which such dividend is paid. No such amount shall be payable with respect to any portion of this Award that is forfeited pursuant to Section 3 of this Agreement. Each such unit shall be subject to the same vesting and forfeiture conditions as the Time-Based RSUs to which it relates, and shall be paid to the Participant in the form of additional Shares on the date on which the Shares attributable to corresponding Time-Based RSUs are delivered to the Participant; provided that the Committee retains the discretion to pay such amount in cash rather than Shares in the event that an insufficient number of Shares are authorized and available for issuance under the Plan. Any Shares attributable to Time-Based RSUs that the Participant is eligible to receive pursuant to this Section 6 are referred to herein as “Dividend Shares.”
Section 7.Withholding of Tax-Related Items.
(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for the all income tax, social insurance, payroll tax, fringe benefits tax, payment on account other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting or settlement of this Award, the subsequent sale of Shares attributable to Time-Based RSUs or Dividend Shares acquired pursuant to such and the receipt of any dividends or dividend equivalents, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s responsibility for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Tax Withholding. In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, the Employer or an agent of the Company or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)The Company may withhold a portion of the Shares otherwise issuable in settlement of this Award (or, in the case of Awards settled in cash, a portion of the cash proceeds) that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld (as determined by the Company in good faith and in its sole discretion) with respect to this Award. For purposes of the foregoing, no fractional Shares will be withheld or issued pursuant to the vesting of this Award and the issuance of Shares or cash thereunder.
(ii)The Company or the Employer may withhold a portion of the sales proceeds from the sale of Shares acquired pursuant to this Award either through a voluntary sale or through a mandatory sale arranged by the Company or the Employer (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)The Company or the Employer may withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant.
(iv)The Company or Employer may require the Participant to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to this Award.
(v)The Company or the Employer may satisfy the Tax-Related Items by such other methods or combinations of methods as the Company or the Employer may make available from time to time.
Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates (as determined by the Company in good faith and its sole discretion), including maximum applicable tax rates. If the obligation for Tax-Related Items is satisfied by withholding from the Shares to be delivered upon settlement of this Award, for tax purposes, the Participant is deemed to have been issued the full number of Shares notwithstanding that a number of Shares are held back for the purpose of paying Tax-Related Items. In the event the withholding requirements are not satisfied, no Shares or cash will be issued to the Participant (or the Participant’s estate) in settlement of this Award unless and until satisfactory arrangements (as determined by the Company in its sole discretion) have been made by the Participant with respect to the payment of any such Tax-Related Items. By accepting the grant of this Award, the Participant expressly consents to the methods of withholding of Tax-Related Items as provided hereunder. All other Tax-Related Items related to this Award and any Shares or cash delivered in settlement thereof are the Participant’s sole responsibility.
(c)Tax Withholding for Section 16 Officers. If the Participant is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, the Company will withhold Shares upon the settlement of Time-Based RSUs to cover any withholding obligations for

Tax-Related Items unless the Committee determines that the use of such withholding method is prohibited or problematic under applicable laws or otherwise may trigger adverse consequences to the Company or the Employer, in which case the obligation to withhold Tax-Related Items shall be satisfied by the Participant submitting a payment to the Company equal to the amount of the Tax-Related Items required to be withheld.
Section 8.Additional Terms and Conditions.
(a)Issuance of Shares. Upon delivery of Shares in settlement of the Time-Based RSU Shares and, if applicable, any Dividend Shares, such Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. Any such fractional Shares shall be rounded up to the nearest whole Share.
(b)Voting Rights. The Participant shall not have voting rights with respect to the Shares underlying the Time-Based RSUs or, if applicable, any Dividend Shares unless and until such Shares are delivered to the Participant.
Section 9.Data Privacy. The Company, with its registered address located at 5 Hanover Quay, Dublin 2, Ireland, grants Time-Based RSUs under the Plan to employees of the Company and its subsidiaries and Affiliates in its sole discretion. In conjunction with the Company’s grant of the Time-Based RSUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Time-Based RSUs, the Participant expressly and explicitly consents to the personal data activities as described herein.
(a)Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the Time-Based RSUs under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s personal data is the Participant’s consent.
(b)Stock Plan Administration Service Provider. The Company transfers the Participant’s personal data to Fidelity Stock Plan Services, LLC, an independent service provider based in the United States of America, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Participant’s personal data to the United States of America is the Participant’s consent.
(d)Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.
(e)Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Employer’s local human resources department, or contact Aptiv Privacy Office (privacy@aptiv.com) for further information on how the Company processes the Participant’s data.
Section 10.Miscellaneous Provisions.
(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by email, with confirmation of receipt, as follows:
if to the Company, to:
    Aptiv PLC
    125 Park Avenue, Suite 1535
    New York, NY 10017
    Attention: [•]
    Email: [•]

    if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
(c)Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Severability. This Agreement shall be enforceable to the fullest extent allowed by law. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.
(e)Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(g)Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(h)Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is established voluntarily by the Company, is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of the award, the number of Time-Based RSUs subject to the award, and the vesting provisions applicable to the award.
(i)Extraordinary Item of Compensation. The Participant’s participation in the Plan is voluntary. The value of this Award under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment (and the Participant’s employment contract, if any). As such, this Award under the Plan is not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, or retirement benefits or similar payments. The grant of this Award does not create a right to employment and shall not be interpreted as forming an employment or service contract with the Company or the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship.
(j)Compliance with Law. As a condition to the Company’s grant of this Award, the Participant agrees to repatriate all payments attributable to the Shares and cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal, regulatory and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).
(k)Electronic Delivery. The Company may, in its sole discretion, elect to deliver any documents related to this Award granted to the Participant by electronic means. By accepting this Award, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(l)EU Age Discrimination Rules. If the Participant is a local national of and employed in a country that is a member of the European Union, the grant of the Award and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(m)Insider Trading and Market Abuse Laws. Depending on the Participant’s country of residence (or country of employment, if different) or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire, sell or otherwise dispose of the Shares during such times as the Participant is considered to have “inside information” regarding the Company or its business (as defined by the laws of the Participant’s country of residence or employment, as applicable). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties (including other employees of the Company and its Affiliates) or causing them otherwise to buy or sell securities. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should consult with the Participant’s personal advisor on this matter.
(n)English Language. If the Participant is in a country where English is not an official language, the Participant acknowledges that the Participant is sufficiently proficient in English to understand the terms and conditions of this Agreement or has had the ability to consult with an advisor who is sufficiently proficient in the English language. The Participant further acknowledges and agrees that by accepting this Award, it is the Participant’s express intent that this Agreement, the Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If the Participant has received this Agreement, the Award Notice, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.
(o)Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.
(p)Addendum. Notwithstanding any provisions of this Agreement to the contrary, this Award shall be subject to any special terms and conditions for the Participant’s country of residence (or country of employment, if different), as are set forth in the applicable addendum to this Agreement (“Addendum”). Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Agreement, the special terms and conditions for such country shall apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of this Award and the Plan (or the Company may establish alternative terms or conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of this Agreement.
(q)Additional Requirements. The Company reserves the right to impose other requirements on this Award, any Shares acquired pursuant to this Award and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(r)Risk Statement. The Participant acknowledges and accepts that the future value of the Shares is unknown and cannot be predicted with certainty and that the value of this Award at the time when the Time-Based RSU Shares are delivered may be less than the value of the Award on the Grant Date. The Participant understands that if the Participant is in any doubt as to whether the Participant should accept this Award, the Participant should obtain independent advice.
(s)No Advice Regarding Grant. No employee of the Company or the Employer is permitted to advise the Participant regarding the Participant’s participation in the Plan or the acquisition or sale of the Shares underlying this Award. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors prior to taking any action related to the Plan.
(t)Private Placement. If the Participant resides or is employed outside of the United States, the grant of this Award is not intended to be a public offering of securities in the Participant’s country of residence (or country of employment, if different) but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law) at the time of grant, and the grant of this Award is not subject to the supervision of the local securities authorities.
(u)Governing Law and Venue. This Agreement shall be governed by the laws of the State of New York, without application of the conflicts of law principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Award, this Agreement and/or the Plan shall be exclusively in the courts in the U.S. State of Michigan, County of Oakland, including the U.S. federal courts located therein (should U.S. federal jurisdiction exist).
(v)No Right to Continued Service. The granting of this Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant (as may otherwise be permitted under local law).
(w)Clawback and Recoupment. The Participant acknowledges and agrees that the terms and conditions set forth in Aptiv PLC Compensation Recoupment Policy (as may be amended and restated from time to time, the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to the Participant, it creates additional rights for the Company with respect to this Award of Time-Based RSUs, Shares received upon the settlement of the Time-Based RSUs, and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Participant by the Company. Notwithstanding any provisions in this Agreement to the contrary, any Award of Time-Based RSUs granted under the Plan, Shares received upon the settlement of Time-Based RSUs granted under the Plan, and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Clawback Policy and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting the Award of Time-Based RSUs under the Plan and pursuant to this Agreement, the Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup the Time-Based RSUs and Shares received upon the settlement of the Time-Based RSUs, any gains or earnings related to the Time-Based RSUs or Shares received upon the settlement of the Time-Based RSUs, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(x)Suspension or Termination of Award for Misconduct. If at any time the Company reasonably believes that the Participant has committed an act of misconduct as described in Section 11(h) of the Plan, the Award may be suspended pending a determination of whether an act of misconduct has been committed. If the Company determines that such misconduct has occurred, any unvested Time-Based RSUs will be cancelled as of the date the Company was notified of such misconduct. Any determination by an Authorized Officer of the Company with respect to the foregoing will be final, conclusive, and binding on all interested parties.
(y)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the day and year first written above.
APTIV PLC

Name:
Title:

PARTICIPANT
#ParticipantName#